Exhibit 99.1

CALLAWAY GOLF COMPANY

ANNOUNCES A NON-DEAL ROADSHOW WITH JP MORGAN AND BANK OF AMERICA

CARLSBAD, Calif., June 8, 2022 /PRNewswire/ - Callaway Golf Company (NYSE: ELY) announced today that it will be meeting with investors on June 8th and 9th, 2022, in a non-deal roadshow with meetings hosted by JP Morgan and Bank of America.

The Company’s presentation materials can be accessed through the Investor Relations section of the Company’s website at http://ir.callawaygolf.com.

About Callaway Golf Company

Callaway Golf Company (NYSE: ELY) is an unrivaled tech-enabled modern golf and active lifestyle company delivering leading golf equipment, apparel and entertainment, with a portfolio of global brands including Callaway Golf, Topgolf, Odyssey, OGIO, TravisMathew and Jack Wolfskin. Through an unwavering commitment to innovation, Callaway manufactures and sells premium golf clubs, golf balls, golf and lifestyle bags, golf and lifestyle apparel and other accessories, and provides world-class golf entertainment experiences through Topgolf, its wholly-owned subsidiary. For more information please visit www.callawaygolf.com, www.topgolf.com, www.odysseygolf.com, www.OGIO.com, www.travismathew.com, and www.jack-wolfskin.com.

Contacts:

Brian Lynch

Patrick Burke

(760) 931-1771